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                                                                   EXHIBIT 99.1


                                             February 15, 2002



To whom it may concern:

         The undersigned, Henry Hugh Shelton, hereby consents to being named as a designatee to be elected as a director of Anteon International Corporation, a Delaware corporation, in Amendment No. 1 to its Registration Statement on Form S-1, Registration No. 333-75884, filed on February 5, 2002, all prospectuses related thereto and all subsequent amendments thereto.



                                       Yours Sincerely,


                                       /s/ Henry Hugh Shelton
                                       -------------------------
                                       Henry Hugh Shelton